EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER RESULTS

•	Net sales were $47.0 million, up 29% year over year.
•	Adjusted EBITDA $3.6 million.
•	Gross margin 35.9%.

CARSON, California, October 29, 2009 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), the largest online provider of automotive aftermarket parts and accessories, today reported record net sales for the third quarter ended October 3, 2009 of  $47.0 million, an increase of $10.5 million or 29% over Q3 2008 net sales of $36.6 million.  Q3 2009 net income was $0.8 million or $0.03 per diluted share, an increase of $1.3 million over Q3 2008. The Company generated Adjusted EBITDA of $3.6 million for the quarter compared to $0.9 million for Q3 2008. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“We are pleased that the company returned to year over year double digit growth and even more excited that sales in our seasonally weak third quarter exceeded sales for the second quarter, which is typically our seasonally strongest quarter,” stated Shane Evangelist, Chief Executive Officer.  “More significantly, adjusted EBITDA for the quarter exceeded $3 million for the third consecutive quarter. These results were driven by both an increase in conversion and unique visitors.”

“Looking forward, we expect favorable macro DIY market trends and Internet penetration of the DIY market to continue. We will continue to focus on our two major growth initiatives: AutoMD and the continued acceleration of private label parts,” continued Evangelist.

Q3 2009 Financial Highlights

•
Net sales for Q3 2009 increased by 29% from Q3 2008. Online sales for Q3 2009 increased 30% and offline sales increased by 8% compared to Q3 2008.  The increase in online sales resulted from increases in conversion and unique visitors.

•	Gross profit for Q3 2009 was $16.9 million or 35.9% of net sales compared to 33.0% of net sales for Q3 2008. The increase in gross margin was primarily due to initiatives that reduced freight expense.

•
Online advertising expense was $3.3 million or 7.5% of internet net sales for the third quarter of 2009, unchanged as a percentage of sales from the prior year period.  Marketing expense, excluding advertising expense, was $3.1 million or 6.6% of net sales for the third quarter of 2009 compared to 7.5% of net sales in the prior year period.  The decrease was primarily due to fixed cost leverage from higher sales.

•
General and administrative expense was $5.1 million or 10.9% of net sales for the third quarter of 2009 compared to 11.4% of net sales in the prior year period.  This decrease was primarily due to fixed cost leverage from higher sales, partially offset by higher depreciation associated with software investments, higher personnel incentive costs related to improved company performance and increased legal expenses to enforce our intellectual property rights.

•
Fulfillment expense was $2.9 million or 6.2% of net sales in the third quarter of 2009 compared to 6.4% in the prior year period.  The decrease is primarily due to fixed cost leverage from higher sales, partially offset by increased facility costs to support the opening and expansion of our East Coast distribution center in Q1 2009.

•
Technology expense was $1.1 million or 2.3% of net sales in the third quarter of 2009 compared to 2.8% of net sales in the prior year period.  The decrease reflects fixed cost leverage from increased sales, partially offset by expanded communication bandwidth to accommodate growth.

•	Capital expenditures for the third quarter of 2009 were $2.8 million which included $2.2 million of internally developed software and website development costs.

•
Cash, cash equivalents and investments were $42.0 million at October 3, 2009.  The Company includes $4.1 million of investments in United States treasury bills in short-term assets and $4.3 million of investments in auction rate preferred securities in long-term assets, which are not included in cash. Cash, cash equivalents and investments declined by $0.6 million over the previous quarter due to acquisitions and capital expenditures.

Q3 2009 Operating Metrics
	Q3 2009	Q3 2008	Q2 2009
Conversion Rate	1.43%	1.26%	1.35%
Customer Acquisition Cost	$7.28	$5.98	$6.65
Unique Visitors (millions)	27.1	23.1	26.9
Orders (thousands)	386	291	363
Revenue Capture (% Sales)*	82.2%	78.1%	80.5%
Average Order Value	$118	$121	$121

*Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company's operating performance because it assists in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.  Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Three Months Ended	Thirty-Nine Weeks Ended	Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008
Net income (loss)	$781	$(491)	$731	$(13,429)
Interest income, net	(32)	(238)	(172)	(741)
Income tax provision (benefit)	604	(362)	2,436	(8,968)
Amortization of intangibles	60	365	580	4,560
Depreciation and amortization	1,302	916	3,454	2,674
EBITDA	2,715	190	7,029	(15,904)
Impairment loss on intangibles	-	-	-	18,445
Share-based compensation	854	750	2,701	2,068
Adjusted EBITDA	$3,569	$940	$9,730	$4,609

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Thursday, October 29, 2009, at 2:00 pm Pacific Time (5:00 pm Eastern Time).  The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer.  Participants may access the call by dialing 877-941-1429 (domestic) or 480-629-9666 (international).  In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks.  A telephone replay will be available through November 12, 2009. To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030 (international), passcode 4177434.

To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com and www.partstrain.com and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' “could,” ''expects,'' ''intends,'' ''plans,'' “potential,” ''believes,'' “predicts,” “projects,” ''seeks,'' "estimates," "may,'' ''will,''  ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales;  marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog;  the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data and par value)

	October 3, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,609	$32,473
Short-term investments	4,100	—
Accounts receivable, net	2,816	1,353
Inventory, net	15,365	10,910
Deferred income taxes	1,021	2,095
Other current assets	4,221	2,090

Total current assets	61,132	48,921

Property and equipment, net	11,567	8,203
Intangible assets, net	3,184	3,028
Goodwill	9,772	9,772
Deferred income taxes	12,475	14,061
Investments	4,251	6,351
Other non-current assets	97	94

Total assets	$102,478	$90,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,411	$5,702
Accrued expenses	9,596	5,663
Capital leases payable, current portion	1	47
Other current liabilities	2,156	1,496

Total current liabilities	21,164	12,908

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at October 3, 2009 and December 31, 2008; 29,850,507 and 29,846,757 shares issued and outstanding as of October 3, 2009 and December 31, 2008 respectively	30	30
Additional paid-in capital	149,299	146,408
Accumulated other comprehensive income (loss)	82	(88)
Accumulated deficit	(68,097)	(68,828)

Total stockholders’ equity	81,314	77,522

Total liabilities and stockholders’ equity	$102,478	$90,430

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Three Months Ended	Thirty-Nine Weeks Ended	Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008

Net sales	$47,043	$36,554	$130,512	$119,668
Cost of sales	30,144	24,485	83,105	79,262

Gross profit	16,899	12,069	47,407	40,406
Operating expenses:
Marketing (1)	6,351	5,240	17,367	17,842
General and administrative (1)	5,131	4,170	14,707	13,381
Fulfillment (1)	2,926	2,322	8,386	6,787
Technology (1)	1,103	1,041	3,374	2,512
Amortization of intangibles and impairment loss	60	365	580	23,005

Total operating expenses	15,571	13,138	44,414	63,527
Income (loss) from operations	1,328	(1,069	2,993	(23,121
Other income:
Other income (loss)	25	(22	2	(17
Interest income, net	32	238	172	741

Other income, net	57	216	174	724
Income (loss) before income taxes	1,385	(853	3,167	(22,397
Income tax provision (benefit)	604	(362	2,436	(8,968

Net income (loss)	$781	$(491	$731	$(13,429

Basic net income (loss) per share	$0.03	$(0.02	$0.02	$(0.45
Diluted net income (loss) per share	$0.03	$(0.02	$0.02	$(0.45
Shares used in computation of basic net income (loss) per share	29,848,694	29,846,757	29,847,398	29,846,757
Shares used in computation of diluted net income (loss) per share	31,004,035	29,846,757	30,385,534	29,846,757
___________________________________
	Thirteen Weeks Ended	Three Months Ended	Thirty-Nine Weeks Ended	Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
(1) Includes share-based compensation expense as follows:	2009	2008	2009	2008
Marketing	$106	$62	$322	$257
General and administrative	575	541	1,892	1,545
Fulfillment	49	37	153	100
Technology	124	110	334	166
Total share-based compensation expense	$854	$750	$2,701	$2,068

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Thirty-Nine Weeks Ended	Nine Months Ended
	October 3, 2009	September 30, 2008
Operating activities
Net income/(loss)	$731	$(13,429)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,454	2,674
Amortization of intangibles	580	4,560
Impairment loss on intangibles	-	18,445
Loss from disposition of assets	-	23
Share-based compensation expense	2,701	2,068
Deferred taxes	2,660	(8,866)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,463)	1,418
Inventory, net	(4,454)	(914)
Prepaid expenses and other current assets	(2,128)	(1,162)
Other non current assets	(3)	(8)
Accounts payable and accrued expenses	7,623	(3,080)
Other current liabilities	660	207

Net cash provided by operating activities	10,361	1,936

Investing activities
Additions to property and equipment	(6,641)	(2,894)
Proceeds from the sale of marketable securities	2,150	21,650
Purchases of marketable securities	(4,100)	(5,500)
Cash paid for intangible assets	(736)	(414)

Net cash (used in) provided by investing activities	(9,327)	12,842

Financing activities
Payments on notes payable	—	(1,000)
Payments on short-term financing	(46)	(56)
Proceeds from exercise of stock options	12	-

Net cash used in financing activities	(34)	(1,056)

Effect of changes in foreign currencies	136	1

Net increase in cash and cash equivalents	1,136	13,723
Cash and cash equivalents at beginning of period	32,473	19,399

Cash and cash equivalents at end of period	$33,609	$33,122

Investor Contacts:

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200